Exhibit 99.1

Sorrento Announces Pricing of Public Offering of Common Stock

SAN DIEGO, April 13, 2017 -- Sorrento Therapeutics, Inc. (NASDAQ: SRNE) ("Sorrento”), an antibody-centric, clinical-stage biopharmaceutical company developing new treatments for cancer and other unmet medical needs, today announced the pricing of its public offering of 23,625,084 shares of its common stock at a price to the public of $2.00 per share. In addition, Sorrento has granted the underwriters an option exercisable, in whole or in part, in the sole discretion of the underwriters, to purchase up to 3,543,763 additional shares, for a period of up to 30 days. All of the shares will be offered and sold by Sorrento. Henry Ji, Ph.D., Sorrento’s President and Chief Executive Officer and a member of Sorrento’s board of directors, is purchasing shares in the offering.

Cantor Fitzgerald & Co. is acting as the lead book-running manager for the offering. FBR Capital Markets & Co. is also acting as a joint book-running manager. Oppenheimer & Co. and Aegis Capital Corp. are acting as co-lead managers and Joseph Gunnar & Co., Rodman & Renshaw and Roth Capital Partners are acting as co-managers.

The public offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-199849) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 3, 2014. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, and when available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sorrento Therapeutics, Inc.

Sorrento is an antibody-centric, clinical stage biopharmaceutical company developing new treatments for immuno-oncology, inflammation and autoimmune diseases. Sorrento's lead product candidates include immunotherapies focused on the treatment of both solid tumors and hematological malignancies, as well as late stage pain products.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the proposed underwritten public offering and other matters that are described in Sorrento's most recent periodic reports filed with the SEC, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and the preliminary prospectus supplement related to the proposed offering filed with the SEC on or about the date hereof, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

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SOURCE: Sorrento Therapeutics, Inc.

© 2017 Sorrento Therapeutics, Inc. All Rights Reserved.

Contacts:

Kevin Herde

Executive Vice President & Chief Financial Officer

Tel: (858) 203-4103

kherde@sorrentotherapeutics.com

Miranda Toledano

Executive Vice President, Corporate Development

Tel: (858) 210-3700

mtoledano@sorrentotherapeutics.com